As filed with the Securities and Exchange Commission on January 20, 2011
Registration No. 333-171408

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAPLEASE, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	52-2414533 (I.R.S. Employer Identification No.)

1065 Avenue of the Americas
New York, New York 10018
212) 217-6300
(Address and telephone number of principal executive offices)

Paul C. Hughes
Vice President, General Counsel and Corporate Secretary
CapLease, Inc.
1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by the registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (1)		Amount of Registration Fee (1)
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Debt Securities(2)
Total	$500,000,000	(3)	$6,100.09	(4)

(1)
The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement. This Registration Statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, and shares of Common Stock issuable upon the exchange or conversion of shares of Preferred Stock or debt securities so offered or sold that are exchangeable for or convertible into shares of Common Stock. This Registration Statement also covers shares of Preferred Stock, shares of Common Stock and debt securities that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of Preferred Stock, shares of Common Stock and debt securities.

(2)	The debt securities covered by this Registration Statement may be senior or subordinated debt.

(3)
The aggregate maximum offering price of all securities issued under this Registration Statement will not exceed $500,000,000. No separate consideration will be received for shares of Common Stock that are issued upon exchange or conversion of shares of Preferred Stock or debt securities.

(4)
Calculated under Rule 457(o) under the Securities Act of 1933, as amended. As discussed in the paragraph below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes, as of the date of filing of this Amendment No. 1 to the Registration Statement, $414,498,411 of unsold securities that had previously been registered and for which the registration fee had previously been paid. Accordingly, the amount of the registration fee has been calculated based on the proposed maximum aggregate offering price of the additional $85,501,589 of securities registered on this Registration Statement. In connection with the filing of this Registration Statement on December 23, 2010, the registrant paid a filing fee of $6,090.18. As a result, a filing fee of $9.91 is being paid with this Amendment No. 1 to the Registration Statement.

Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include, as of the date of filing of this Amendment No. 1 to the Registration Statement, $414,498,411 of unsold preferred stock, common stock  and debt securities previously registered on the registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-148653), which we refer to as the Prior Registration Statement. In connection with the registration of such unsold securities on the Prior Registration Statement, the registrant paid a registration fee of $16,289.79 which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. If the registrant sells any of such unsold securities pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness, of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement which will reduce the number of such unsold securities included on this Registration Statement and increase the additional securities registered hereon so that the total amount of securities registered hereon will equal $500,000,000, as reflected in footnote (3) to the table above, and will pay the additional registration fee resulting therefrom.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains three prospectuses. One of these prospectuses, which we refer to as the base prospectus, covers the offering, issuance and sale from time to time, in one or more series or classes of the following securities:

•	shares of our preferred stock;

•	shares of our common stock; and

•	our debt securities, which may be senior or subordinated.

The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement.

A second prospectus, which we refer to as the common stock ATM prospectus with Brinson Patrick, covers up to 2,693,900 shares of our common stock that we may offer, issue and sell under a sales agreement that we have entered into with Brinson Patrick Securities Corporation. The common stock ATM prospectus with Brinson Patrick will be identical to the base prospectus in all respects, except that the common stock ATM prospectus with Brinson Patrick will contain a different cover page and a different plan of distribution section. The cover page and plan of distribution section to be contained in the common stock ATM prospectus with Brinson Patrick are set forth following the base prospectus included herein.

A third prospectus, which we refer to as the Series A preferred stock ATM prospectus with Brinson Patrick, covers up to 995,100 shares of our 8.125% Series A Cumulative Redeemable Preferred Stock that we may offer, issue and sell under the sales agreement with Brinson Patrick Securities Corporation. The Series A preferred stock ATM prospectus with Brinson Patrick will be identical to the base prospectus in all respects, except that the Series A preferred stock ATM prospectus with Brinson Patrick will contain a different cover page, a supplemental risk factor section and a supplemental federal income tax considerations section and a different plan of distribution section. The cover page, supplemental risk factor section, supplemental federal income tax considerations section and plan of distribution section to be contained in the Series A preferred stock ATM prospectus with Brinson Patrick are set forth following the common stock ATM prospectus with Brinson Patrick included herein.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2011

PROSPECTUS

$500,000,000

CapLease, Inc.

Preferred Stock, Common Stock and Debt Securities

Under this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

•	shares of our preferred stock;

•	shares of our common stock; and

•	our debt securities, which may be senior or subordinated.

We may offer these securities with an aggregate offering price of up to $500,000,000, in amounts, at initial prices and on terms determined at the time of the offering. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We may also provide you with one or more supplements to this prospectus including specific terms of the offering. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 55 .

Our common stock and 8.125% Series A Cumulative Redeemable Preferred Stock are each listed on the New York Stock Exchange under the symbols “LSE” and “LSE PrA,” respectively. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Our executive offices are located at 1065 Avenue of the Americas, New York, New York 10018. Our telephone number is (212) 217-6300. We maintain an Internet web site at http://www.caplease.com.

Investing in these securities involves risks. Before investing in these securities, you should carefully read and consider the “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

TABLE OF CONTENTS

RISK FACTORS	1
ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
THE COMPANY	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
DESCRIPTION OF COMMON STOCK	8
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS	10
PARTNERSHIP AGREEMENT	15
DESCRIPTION OF PREFERRED STOCK	19
RESTRICTIONS ON OWNERSHIP	28
DESCRIPTION OF DEBT SECURITIES	31
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT	36
OTHER TAX CONSEQUENCES	52
BOOK-ENTRY SECURITIES	53
PLAN OF DISTRIBUTION	55
LEGAL MATTERS	57
EXPERTS	57

We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. We are offering to sell, and seeking offers to buy, only the securities covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus or of any sale of the securities covered hereby.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “our,” “us” and “the Company” refer to CapLease, Inc. and its predecessors and subsidiaries.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and the other information contained in this prospectus and any prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities. The occurrence of any of these risks could cause you to lose all or part of your investment in the securities. Please also refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process, which enables us, from time to time, to offer and sell in one or more offerings the securities described on the cover page of this prospectus. The aggregate public offering price of the securities we sell in these offerings will not exceed $500,000,000. This prospectus contains a general description of the securities that we may offer. We may also file, from time to time, a prospectus supplement containing specific information about the terms of the offering. That prospectus supplement may contain additional risk factors or other special considerations applicable to the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any supplement, you should read the information in that prospectus supplement.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”  Information filed with the SEC and incorporated by reference after the date of this prospectus, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update, or change information in this prospectus or any prospectus supplement. If information in these subsequent filings, prospectus supplements or amendments is inconsistent with this prospectus or any prospectus supplement, the information incorporated by reference or included in the subsequent prospectus supplement or amendment will supersede the information in this prospectus or any earlier prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. These filings are also available to the public from commercial document retrieval services.

This prospectus does not contain all of the information in our “shelf” registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 1-32039, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 4, 2010;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 filed with the SEC on May 6, 2010, June 30, 2010 filed with the SEC on August 5, 2010, and September 30, 2010 filed with the SEC on November 5, 2010;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2010, March 31, 2010, April 13, 2010, May 13, 2010, June 17, 2010, July 19, 2010, December 8, 2010 and December 9, 2010; and

•
our Registration Statement on Form 8-A, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-110644), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus, including all filings after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated (other than any portion of these documents that is furnished or otherwise deemed not to be filed). These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings through CapLease, Inc. as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge by accessing our Internet web site at http://www.caplease.com or by requesting them from us in writing or by telephone at:

CapLease, Inc.
1065 Avenue of the Americas
New York, New York 10018
(212) 217-6300
Attn: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements contained in our filings with the SEC and in our press releases and webcasts. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “strategy,” “will” and other words of similar meaning. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statement made by or on our behalf. Such factors include, but are not limited to:

•	our ability to renew leases as they expire or lease-up vacant space;

•	our ability to close new investment transactions that we have under contract;

•	our ability to make additional investments in a timely manner or on acceptable terms;

•
current credit market conditions and our ability to obtain long-term financing for our asset investments in a timely manner and on terms that are consistent with those we project when we invest in the asset;

•	access to capital markets and capital market conditions;

•	adverse changes in the financial condition of the tenants underlying our investments;

•	our ability to make scheduled payments on our debt obligations;

•	increases in our financing costs (including as a result of LIBOR rate increases), our general and administrative costs and/or our property expenses;

•	changes in our industry, the industries of our tenants, interest rates or the general economy;

•	impairments in the value of the collateral underlying our investments; and

•	the degree and nature of our competition.

These risks and uncertainties should be considered in evaluating any forward-looking statement we may make from time to time. Any forward-looking statement speaks only as of its date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date made.

THE COMPANY

We are a diversified real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants. We focus on properties that are subject to a net lease, or a lease that requires the tenant to pay all or substantially all expenses normally associated with the ownership of the property, such as utilities, real estate taxes, insurance and routine maintenance.  We also continue to be opportunistic and have made and expect to continue to make investments in single tenant properties where the owner has exposure to property expenses when we determine we can sufficiently underwrite that exposure and isolate a predictable cash flow.

We have two complementary business lines:  owning single tenant properties and making first mortgage loans and other debt investments on single tenant properties. Tenants underlying our investments are primarily large public companies or their significant operating subsidiaries and governmental entities with investment grade credit ratings, defined as a published senior unsecured credit rating of BBB-/Baa3 or above from one or both of Standard & Poor’s (“S&P”) and Moody’s Investors Service (“Moody’s”). We also imply an investment grade credit rating for tenants that are not publicly rated by S&P or Moody’s but (i) are 100% owned by an investment grade parent, (ii) for which we have obtained a private investment grade rating from either S&P or Moody’s, or (iii) are governmental entity branches or units of another investment grade rated governmental entity.

As of September 30, 2010, some of the highlights of our investment portfolio were as follows:

•	approximately $2.0 billion total investment portfolio measured by carry value before depreciation and amortization;

•	81% owned real properties (approximately $1.6 billion) and 19% primarily loans and mortgage securities (approximately $365.0 million);

•	61 owned properties aggregating approximately 10.4 million rentable square feet in 25 different states;

•
31 different tenants within our single tenant owned property portfolio, which excludes three properties that we have classified as multi-tenant as each is no longer leased primarily by a single tenant; and

•	weighted average underlying tenant remaining lease term of approximately eight years, including seven years in the owned property portfolio.

USE OF PROCEEDS

Unless otherwise provided in any applicable prospectus supplement, we intend to use the proceeds from the sale of securities under this prospectus for general corporate purposes, which may include the funding of future investments, the repayment of outstanding indebtedness, working capital and other general purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended September	Year Ended December 31,
	30, 2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	0.93	0.85	0.78	0.97	1.12	1.06
Ratio of earnings to combined fixed charges and preferred stock dividends	0.88	0.82	0.76	0.95	1.07	1.04

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. We computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on our outstanding shares of preferred stock. Earnings have been calculated by adding fixed charges to net income (loss), and then subtracting any capitalized interest. Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of loan origination fees and the portion of rental expense deemed to be the equivalent of interest.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws. See “Where You Can Find More Information.”

Authorized Stock

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. As permitted by the Maryland General Corporation Law, or MGCL, our charter contains a provision permitting our board of directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of September 30, 2010, 57,184,965 shares of common stock, and 3,200,600 shares of 8.125% Series A Cumulative Redeemable Preferred Stock, were issued and outstanding (see “Description of Preferred Stock” below). In addition, as of September 30, 2010, 156,026 shares of common stock were reserved for future issuance upon redemption of units of limited partnership interest in our operating partnership, Caplease, LP (see “Partnership Agreement” below), 1,753,045 shares of common stock were reserved for future issuance under our 2004 stock incentive plan, 6,857,843 shares of common stock were reserved for future issuance pursuant to our dividend reinvestment and stock purchase plan, and 2,977,000 shares of common stock were reserved for future issuance through our “at-the-market offering” program with Brinson Patrick Securities Corporation.

Voting Rights

Subject to the provisions of our charter restricting the transfer and ownership of our capital stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock that we may issue in the future, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. The holders of a plurality of the outstanding common stock, voting as a single class, can elect all of the directors.

Distributions, Liquidation and Other Rights

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter restricting transfer of our stock.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of stock contained in our charter, all shares of common stock have equal distribution, liquidation and other rights.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series, from time to time, in one or more classes or series, as authorized by the board of directors. Prior to issuance of stock of each class or series, the board of directors is required by the MGCL and our charter to set for each such class or series, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interests of our common stockholders.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE. The listing requirements of the NYSE require stockholder approval of certain issuances of 20% or more of the then outstanding voting power or the outstanding number of shares of common stock. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interests of our common stockholders.

Restrictions on Ownership

Our charter provides that no person may beneficially own, actually or constructively, more than 9.9% in value or in number, whichever is more restrictive, of our outstanding shares of capital stock, or more than 9.9% in value or in number, whichever is more restrictive, of our outstanding shares of common stock. See “Restrictions on Ownership.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER
AND BYLAWS

The following description of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is qualified in its entirety by reference to Maryland law, our charter and our bylaws. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws provide that the number of our directors may be established only by our board of directors. We currently have six directors. The board of directors may increase or decrease the number of directors by a vote of a majority of the members of our board of directors, provided that the number of directors may not be less than the number required by Maryland law, nor more than 15, and that the tenure of office of a director may not be affected by any decrease in the number of directors. Except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, or, if no directors remain, by our stockholders. Any director elected to fill a vacancy serves for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

At each annual meeting of stockholders, the holders of the common stock may vote to elect all of the directors on the board of directors, each of which is elected to a one-year term. Holders of common stock have no right to cumulative voting in the election of directors. At each annual meeting of stockholders, the holders of a plurality of the common stock are able to elect all of the directors.

Removal of Directors

Under Maryland law and our charter, a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the exclusive power of our board of directors to fill vacant directorships (described below under “—Other Anti-Takeover Provisions”), precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer, issuance or transfer by us of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of the business combination provisions of the MGCL by resolution of our board of directors. However, our board of directors may, by resolution, opt into the business combination statute in the future.

Should our board opt into the business combination statute, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivery of an acquiring person statement. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Other Anti-Takeover Provisions

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we also (a) require a two-thirds vote for the removal of any director from the board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, the request of the holders of a majority of outstanding shares to call for a special stockholders meeting.

Our bylaws also provide that only our board of directors may amend or repeal any of our bylaws or adopt new bylaws.

Merger; Amendment of Charter

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter or merge with another entity unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by the holders of a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the charter, including the provisions relating to removal of directors, that require the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Limitation of Liability and Indemnification

Our charter limits the liability of our directors and officers for money damages to the maximum extent permitted by Maryland law. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter authorizes us to obligate ourselves and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former directors or officers or any individual who, while a director and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a director, trustee, officer, partner or otherwise. The indemnification covers any claim or liability against the person by reason of his or her status as a present or former director or officer.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding to which they are made a party by reason of their service in these or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.

Maryland law requires us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount advanced if the standard of conduct is not met.

Insofar as the above provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Dissolution

Pursuant to our charter, and subject to the provisions of any of our classes or series of shares of stock then outstanding and the prior approval by a majority of the entire board of directors, our stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless our charter provides for a lesser percentage, which our charter does not). Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president or our board of directors, and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our secretary upon the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at such meeting. These provisions, combined with the advance notice provisions of our bylaws, which are summarized below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
by a stockholder who is a stockholder of record both at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice to stockholders for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and who complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed. Our bylaws may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our board or directors may rescind the resolution opting out of the business combination statute or repeal the bylaw opting out of the control share acquisition statute. If the business combination provisions or control share provisions become applicable to our company, those provisions, in addition to the provisions in our charter regarding removal of directors and the restrictions on the transfer of shares of capital stock and the advance notice provisions of our bylaws, may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our common stockholders.

PARTNERSHIP AGREEMENT

We conduct a significant portion of our business through our operating partnership, Caplease, LP. Our operating partnership structure enables us to issue units of limited partnership interest in the partnership to sellers of real estate. The issuance of these partnership units can help sellers defer recognition of taxable gain which would otherwise be payable upon the sale of a property to us. We believe that offering sellers the ability to acquire these partnership units enhances our ability to acquire properties because of the tax advantages to sellers.

One of our wholly-owned subsidiaries is the sole general partner of our operating partnership. As of September 30, 2010, we owned directly or indirectly approximately 99.7% and an unaffiliated third party owned the remaining approximately 0.3% of the aggregate partnership interests in our operating partnership. This third party acquired its limited partnership interest in June 2006 as partial consideration for the sale of a real property to us. The third party owns 156,026 units of limited partnership interest which, as described below, are redeemable for cash or shares of CapLease, Inc. common stock on a one-for-one basis. We may admit additional limited partners to the partnership in the future, particularly in connection with the acquisition of real estate.

The following is a summary of the material terms of the amended and restated agreement of limited partnership of our operating partnership, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Management

As the sole general partner of the operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and to cause changes in the operating partnership’s line of business and distribution policies.

Transferability of Interests

We may not voluntarily withdraw from the operating partnership or transfer or assign our interest in the operating partnership or engage in any merger, consolidation or other combination, or sale of substantially all of our assets, in a transaction which results in a change of control of our company unless:

•	we receive the consent of limited partners (other than our company or its subsidiaries) holding more than 50% of the partnership interests of the limited partners;

•
as a result of such transaction all limited partners will receive for each partnership unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units will be given the option to exchange its partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (i) exercised its redemption right (described below) and (ii) sold, tendered or exchanged pursuant to the offer shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•
we are the surviving entity in the transaction and either (i) our stockholders do not receive cash, securities or other property in the transaction or (ii) all limited partners (other than our company or its subsidiaries) receive for each partnership unit an amount of cash, securities or other property having a value that is no less than the greatest amount of cash, securities or other property received in the transaction by our stockholders for a share of our common stock.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement and the partnership agreement is amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

We also may (i) transfer all or any portion of our general partnership interest to (1) a wholly-owned subsidiary or (2) a parent company, and following such transfer may withdraw as the general partner and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which our common stock is listed.

Capital Contribution

We and the third party limited partner have contributed capital to the operating partnership in exchange for our partnership interests. Other parties in the future that contribute assets to our operating partnership will become limited partners and will receive partnership units based on the fair market value of the assets at the time of such contributions. The partnership agreement provides that if the operating partnership requires additional funds at any time in excess of funds available to the operating partnership from borrowing or capital contributions, we may contribute additional capital to the operating partnership and receive in exchange additional partnership interests. We may also borrow such funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we may contribute the proceeds of any offering of shares of stock of CapLease, Inc. as additional capital to the operating partnership. We are authorized to cause the operating partnership to issue partnership interests for less than fair market value if we have concluded in good faith that such issuance is in both the operating partnership’s and our best interests. If we contribute additional capital to the operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the operating partnership, we will revalue the property of the operating partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. The operating partnership has issued to us preferred partnership interests that track the rights and obligations of the Series A Cumulative Redeemable Preferred Stock holders of CapLease, Inc. The operating partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the operating partnership, including the partnership interests we own as the general partner.

Redemption Rights

Pursuant to the partnership agreement, the limited partners receive redemption rights, which enable them to cause the operating partnership to redeem their units of partnership interests in exchange for cash or, at our option, shares of common stock on a one-for-one basis. The number of shares of common stock issuable upon redemption of units of partnership interest held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of common stock in excess of the stock ownership limits in our charter;

•	result in our shares of our common stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our or a subsidiary’s real property, within the meaning of section 856(d)(2)(B) of the Code; or

•
cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act.

We may, in our sole and absolute discretion, waive any of these restrictions.

The redemption rights may be exercised by the limited partners at any time after an initial holding period; provided, however, unless we otherwise agree:

•
a limited partner may not exercise the redemption right for fewer than 1,000 partnership units or, if such limited partner holds fewer than 1,000 partnership units, the limited partner must redeem all of the partnership units held by such limited partner;

•
a limited partner may not exercise the redemption right for more than the number of partnership units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common stock in excess of the ownership limitation in our charter; and

•	a limited partner may not exercise the redemption right more than two times annually.

The partnership agreement requires that the operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the operating partnership, the operating partnership generally will pay all of our administrative costs and expenses, including:

•	all expenses relating to our continuity of existence and our subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of the operating partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to assets that are owned by us directly rather than by the operating partnership or its subsidiaries.

Distributions

The partnership agreement provides that the operating partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the operating partnership’s property in connection with the liquidation of the operating partnership) at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the operating partnership.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the operating partnership (including depreciation and amortization deductions) for each fiscal year generally will be allocated to us and the limited partners in accordance with the respective percentage interests in the operating partnership. All of the foregoing allocations are subject to compliance with the provisions of sections 704(b) and 704(c) of the Code and Treasury regulations promulgated thereunder. We expect the operating partnership to use the “traditional method” under section 704(c) of the Code for allocating items with respect to contributed property for which the fair market value differs from the adjusted tax basis at the time of contribution.

Term

The operating partnership will continue for a perpetual term, or until sooner dissolved upon:

•	our bankruptcy, dissolution, removal or withdrawal (unless the limited partners elect to continue the partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•	the redemption of all limited partnership units (other than those held by us, if any); or

•	an election by us in our capacity as the general partner.

Tax Matters

Pursuant to the partnership agreement, we are the tax matters partner of the operating partnership and have authority to handle tax audits and to make tax elections under the Code on behalf of the operating partnership.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 100,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2010, 4,680,000 shares were classified and designated as 8.125% Series A Cumulative Redeemable Preferred Stock, of which 3,200,600 were issued and outstanding. Also as of September 30, 2010, 999,400 shares of Series A Cumulative Redeemable Preferred Stock were reserved for future issuance pursuant to our “at-the-market offering” program with Brinson Patrick Securities Corporation. As of September 30, 2010, we had no other classes or series of preferred stock authorized.

The following description sets forth certain general terms and provisions of the preferred stock and the material terms and provisions of the Series A Preferred Stock. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary describing the terms of the related class or series of preferred stock, and our bylaws, each of which we have filed or will file with the SEC.

General

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to designate and issue, from time to time, one or more classes or series of preferred stock with the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the class or series of preferred stock being offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which such preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	any voting rights of such preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all equity securities ranking junior to such preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Unless otherwise specified in the prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the preferred stock as to dividends, holders of shares of each class or series of preferred stock shall be entitled to receive, when, as and if declared and authorized by our board of directors, out of assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend will be payable to holders of record as they appear on our stock transfer books on such record dates as are fixed by our board of directors.

Dividends on any class or series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any class or series of preferred stock for which dividends are non-cumulative, then the holders of such class or series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such class or series of preferred stock are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any shares of any class or series of preferred stock are outstanding, we generally may not declare, pay or set apart for payment full dividends on any of our capital stock of any other class or series ranking, as to dividends, on a parity with or junior to such class or series of preferred stock for any period unless:

•
if such class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on such class or series of preferred stock for all past dividend periods and the then current dividend period; or

•
if such class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on such class or series of preferred stock.

When dividends are not paid in full (or a sum sufficient for such full payment is not so irrevocably set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of such class or series, all dividends declared upon shares of such class or series of preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with such preferred stock will be declared pro rata so that the amount of dividends declared per share on the preferred stock of such class or series and such other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on shares of preferred stock which may be in arrears.

Except as provided in the immediately preceding paragraph, unless

•
if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on such class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, and

•
if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no dividends (other than in common stock or other capital stock ranking junior to such class or series of preferred stock as to dividends and upon our liquidation, dissolution or winding up) may be declared or paid or set aside for payment or other distribution may be declared or made upon our common stock or any other of our capital stock ranking junior to or on a parity with such class or series of preferred stock as to dividends or upon our liquidation, dissolution or winding up, and no common stock or any other of our capital stock ranking junior to or on a parity with such class or series of preferred stock as to dividends or upon liquidation, dissolution or winding up may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for our other capital stock ranking junior to such class or series of preferred stock as to dividends and upon our liquidation, dissolution or winding up, and except for a redemption or purchase or other acquisition of shares of our common stock made for purposes of an employee benefit plan of the Company or as provided for under our charter to protect our status as a REIT).

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify:

•	the number of shares of preferred stock that we will redeem;

•	the dates on or the period during which we will redeem the shares; and

•
the redemption price that we will pay per share, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption.

The redemption price may be payable in cash or other property, as described in the applicable prospectus supplement. If the redemption price for any class or series of preferred stock is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock was issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock will automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless

•
if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, and

•
if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of such class or series of preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such class or series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such class or series of preferred stock.

In addition, unless

•
if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period, and

•
if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such class or series (except by conversion into or exchange for our capital stock ranking junior to such class or series of preferred stock as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, we will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us that will not result in violation of the ownership limitations set forth in our charter.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice of redemption will state:

•	the redemption date;

•	the number of shares and class or series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to such shares will terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice of redemption will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for such redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, such shares of preferred stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Any shares of preferred stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment may be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement and articles supplementary), plus an amount equal to all dividends accrued and unpaid thereon (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After liquidating distributions have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.  For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

Holders of our preferred stock generally will not have any voting rights, except as otherwise required by law from time to time or as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto.  Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

Restrictions on Ownership

Our charter provides that no person may beneficially own, actually or constructively, more than 9.9% in value or in number, whichever is more restrictive, of our outstanding shares of capital stock.  See “Restrictions on Ownership.”

Transfer Agent

The transfer agent and registrar for a particular series of preferred stock will be set forth in the applicable prospectus supplement.

Description of the Series A Preferred Stock

Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of preferred stock designated the 8.125% Series A Cumulative Redeemable Preferred Stock.  The Series A Preferred Stock is listed on the New York Stock Exchange.

Ranking.  The Series A Preferred Stock ranks senior to our shares of common stock and to any other of our equity securities that by their terms rank junior to the Series A Preferred Stock with respect to payments of distributions or amounts upon our liquidation, dissolution or winding up.  The Series A Preferred Stock ranks on a parity with other equity securities that we may later authorize or issue and that by their terms are on a parity with the Series A Preferred Stock.  The Series A Preferred Stock ranks junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series A Preferred Stock.  Any authorization or issuance of equity securities senior to the Series A Preferred Stock would require the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.  Any convertible debt securities that we may issue are not considered to be equity securities for these purposes.

Dividends.  Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.125% per annum of the $25.00 per share liquidation preference, equivalent to $2.03125 per annum per share.  However, if the Series A Preferred Stock is delisted from the New York Stock Exchange following a “change of control” (as defined below), holders of the Series A Preferred Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.125% per annum of the $25.00 liquidation preference, equivalent to $2.28125 per annum per share.  Dividends on the Series A Preferred Stock will accrue and be cumulative from (but excluding) the date of original issue and will be payable quarterly in arrears on or about the 15th day of each January, April, July and October.  Dividends payable on the shares of Series A Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the last day of the calendar month that immediately precedes the calendar month in which the applicable dividend payment date falls, or such other date as designated by our board of directors or an officer of our company duly authorized by our board of directors for the payment of dividends that is not more than 30 days nor less than 10 days prior to the dividend payment date.

We will not declare or pay or set aside for payment any dividend on the shares of Series A Preferred Stock if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the shares of Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not dividends are authorized.  Accrued but unpaid distributions on the shares of Series A Preferred Stock will not bear interest, and holders of the shares of Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above.  All of our dividends on the shares of Series A Preferred Stock, including any capital gain distributions, will be credited to the previously accrued dividends on the shares of Series A Preferred Stock.  We will credit any dividends made on the shares of Series A Preferred Stock first to the earliest accrued and unpaid dividend due.

We will not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other shares that rank junior to the shares of Series A Preferred Stock, or redeem or otherwise acquire shares of common stock or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Series A Preferred Stock for the current and all past dividend periods.  This restriction will not limit our redemption or other acquisition of shares under an employee benefit plan or to ensure our status as a REIT.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Series A Preferred Stock and all shares that rank on a parity with the shares of Series A Preferred Stock, the amount which we have declared will be allocated pro rata to the shares of Series A Preferred Stock and to each parity series of shares so that the amount declared for each share of Series A Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.

A “change of control” shall be deemed to have occurred at such time as (a) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of our company on a fully diluted basis; (b) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (c) the date of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger, or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange.  “Voting stock” shall mean capital stock of any class or kind having the power to vote generally for the election of directors.

Liquidation Rights.  In the event of our liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends through and including the date of the payment.  The holders of shares of Series A Preferred Stock will be entitled to receive this liquidating distribution before we distribute any assets to holders of shares of our common stock or any other shares of capital stock that rank junior to the shares of Series A Preferred Stock.  The rights of holders of shares of Series A Preferred Stock to receive their liquidation preference would be subject to preferential rights of the holders of any series of shares that is senior to the shares of Series A Preferred Stock.  Written notice will be given to each holder of shares of Series A Preferred Stock of any such liquidation not less than 30 days and no more than 60 days prior to the payment date.  After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets.  If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our property or business, or engage in a statutory share exchange, we will not be deemed to have liquidated.  In the event our assets are insufficient to pay the full liquidating distributions to the holders of shares of Series A Preferred Stock and all other classes or series of our equity securities ranking on a parity with our shares of Series A Preferred Stock, then we will distribute our assets to the holders of shares of Series A Preferred Stock and all other classes or series of parity securities ratably in proportion to the full liquidating distributions they would otherwise have received.

The articles supplementary provide that in determining whether a distribution (other than voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the Series A Preferred Stock liquidation preference will not be added to our total liabilities.

Redemption.  We may redeem the shares of Series A Preferred Stock, at our option upon not less than 30 days’ nor more than 60 days’ written notice to the holder, in whole or from time to time in part, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date fixed for redemption.

We will give notice of redemption by publication in a newspaper of general circulation in the City of New York and by mail to each holder of record of shares of Series A Preferred Stock at the address shown on our stock transfer books.  A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective.  Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place or places where the certificates for the shares of Series A Preferred Stock are to be surrendered for payment; and

•	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder.  In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate.  The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through the redemption date.

The holders of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of Series A Preferred Stock on the corresponding payment date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of the shares of Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due.  Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock for which a notice of redemption has been given.

The shares of Series A Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under “Restrictions on Ownership” below.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement.  Any shares of Series A Preferred Stock that we reacquire will return to the status of authorized but unissued shares of preferred stock.

Voting Rights.  Holders of shares of Series A Preferred Stock have no voting rights, except as set forth below.

If distributions on the shares of Series A Preferred Stock are due but unpaid for six or more quarterly periods, whether or not consecutive, holders of the shares of Series A Preferred Stock (voting together as a single class with all other shares of any class or series of stock ranking on a parity with the Series A Preferred Stock which are entitled to similar voting rights, if any) will be entitled to elect a total of two additional directors to serve on our board of directors until all distribution arrearages have been paid or authorized and set aside for payment in full.  The holders of record of at least 10% of the outstanding shares of Series A Preferred Stock (or of any other series of preferred stock ranking on a parity and with like voting rights) may compel us to call a special meeting to elect these additional directors unless we receive the request less than 120 days before the date of the next annual meeting of stockholders if all the classes of voting preferred stock are offered the opportunity to elect such directors at the annual meeting.  Whether or not the holders call a special meeting, the holders of the Series A Preferred Stock (and any other series of preferred stock ranking on a parity and with like voting rights) may vote for the additional directors at the next annual meeting of stockholders and at each subsequent meeting until we have fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or we have declared the unpaid dividends and set apart a sufficient sum for their payment.  These two additional directors may be removed at any time with or without cause by the holders of a majority of the outstanding shares of Series A Preferred Stock.

In addition, the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize, create or increase equity securities ranking senior to the shares of Series A Preferred Stock or to amend, alter or repeal our charter in a manner that materially and adversely affects the rights of the holders of the shares of Series A Preferred Stock.  We may issue additional shares of Series A Preferred Stock, or other parity stock, without any vote of the holders of the shares of Series A Preferred Stock.

In any matter in which the shares of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote.  If the holders of shares of Series A Preferred Stock and another series of preferred stock are entitled to vote together as a single class on any matter, the shares of Series A Preferred Stock and the shares of the other series will have one vote for each $25.00 of liquidation preference.

The holders of Series A Preferred Stock (or any other series of preferred stock ranking on a parity and with like voting rights) will have no voting rights, however, if we redeem or call for redemption all outstanding shares of the series and deposit sufficient funds in a trust to effect the redemption on or before the time the act occurs requiring the vote.

Conversion Rights.  The Series A Preferred Stock is not convertible into or exchangeable for any property or other securities.

Information Rights.  During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series A Preferred Stock.  We will mail the reports to the holders of Series A Preferred Stock within 15 days after the respective dates by which we would have been required to file the reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership.  For information regarding restrictions on ownership of the shares of Series A Preferred Stock, see “Restrictions on Ownership” below.  The articles supplementary for the shares of Series A Preferred Stock provide that the ownership limitation described below applies to ownership of shares of Series A Preferred Stock.  We have the right to purchase or refuse to transfer any shares of Series A Preferred Stock that would result in any person owning shares in excess of the ownership limitation, as provided in our charter.  If we elect to purchase such shares, the purchase price will be equal to $25.00 per share, plus any accrued and unpaid distributions through the date of purchase.

Transfer Agent.  The transfer agent and registrar for the shares of Series A Preferred Stock is American Stock Transfer & Trust Company.

RESTRICTIONS ON OWNERSHIP

For us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to help us to satisfy the requirements set forth in the preceding paragraph, our charter, subject to certain exceptions, contains restrictions on the number of shares of our stock that a person may own.  Our charter provides that no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% in value or in number, whichever is more restrictive, of our outstanding shares of capital stock (the “Aggregate Stock Ownership Limit”).  In addition, our charter prohibits any person or persons acting as a group from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.9% in value or in number, whichever is more restrictive, of our outstanding shares of common stock (the “Common Stock Ownership Limit”).

In addition to these ownership limits, our charter prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code;

•	any transfer of shares of our stock if that would result in our stock being beneficially owned by fewer than 100 persons; and

•
any transfer of shares of our stock that would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust, as described below, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to continue to qualify as a REIT.

Furthermore, our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above.  However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our failing to qualify as a REIT.  As a condition of exemption, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Our board of directors has granted an exemption to Hotchkis & Wiley Capital Management permitting them to own up to 12.5% of our outstanding common stock.

If any transfer of our shares of stock occurs which, if effective, would result in our shares of stock being owned by fewer than 100 persons, would cause us to be “closely held” under the Code, would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us) or would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of shares of stock the transfer of which otherwise would cause such person to violate the charter limitations (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the Prohibited Owner will not acquire any rights in such shares.  This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.  If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transferor ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void.  Shares of stock held in the charitable trust will constitute issued and outstanding shares of our stock.  The Prohibited Owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust.  The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s beneficiary.  Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary.  The Prohibited Owner will have no voting rights with respect to shares of stock held in the charitable trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its discretion, will have the authority to:

•	rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary.  The Prohibited Owner will receive the lesser of:

•
the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise) the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust.

Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary.  If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that the Prohibited Owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust.  Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing our shares of stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentages as required by the Code or the Treasury Regulations promulgated thereunder) of all classes or series of our shares of capital stock must give written notice to us, within 30 days after the end of each taxable year, of the name and address of such owner, the number of shares of each class and series of shares of stock which the owner beneficially owns and a description of the manner in which the shares are held.  Each such owner must also provide us with additional information as we may request to determine the effect of the owner’s beneficial ownership on our REIT status and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.  In addition, each of our stockholders, whether or not an owner of 5% or more of our capital stock, must provide us with information as we may request to determine our REIT status and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

These ownership and transfer limitations in our charter could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness.  The debt securities will be either senior debt securities or subordinated debt securities.  The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.  A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part.  The indentures will be qualified under the Trust Indenture Act.  We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and the depository;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•
the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.  See “Book-Entry Securities” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant.  The discussion in this section does not purport to be a complete analysis of all the potential tax considerations relating to our securities or our taxation as a REIT.  This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), current, temporary and proposed Treasury regulations promulgated thereunder, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court.  Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain U.S. federal income tax consequences applies to you if hold our securities as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code).  Because this discussion is only a summary, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a cooperative, a regulated investment company, a financial institution, an insurance company, a partnership or other pass-through entity (or a partner or member thereof) that holds our notes or shares, or are otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations; and

•	this discussion is not intended to be, and should not be construed as tax advice.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT.  Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended on December 31, 2004. We believe that, commencing with such short taxable year, we were organized and have operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2009, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ended December 31, 2010 and in the future.  Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.  For a discussion of the tax consequences of our failure to qualify as a REIT, see “Federal Income Tax Consequences of Our Status as a REIT—Failure to Qualify” below.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders.  The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.  However, we will be subject to federal tax in the following circumstances:

•
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on items of tax preference.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “Requirements for Qualification—Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•
In the event of a more than de minimis failure of any of the asset tests, as described below under “—Requirements for Qualification—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the applicable quarter, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset test or tests.

•
If we fail to satisfy one or more requirements for REIT qualification during a taxable year, other than a gross income test or an asset test, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the calendar year,

•	95% of our REIT capital gain net income for the calendar year, and

•	any undistributed income required to be distributed from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year. and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued common stock with sufficient diversity of ownership to satisfy requirements 5 and 6.  In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.  The provisions of our charter restricting the ownership and transfer of the common stock are described in “Restrictions on Ownership.”

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT.  All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT.  A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary.  Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes.  An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes.  In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests.  Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.  Our proportionate share of the assets, liabilities, and items of income of any partnership, including Caplease, LP (the “operating partnership”), joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries” or TRSs.  A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT.  The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  Further, the rules impose a 100% tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.  We have a TRS, Caplease Services Corp., which earns income that would not be qualifying income if earned directly by us.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.  First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on. and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.  Gross income from servicing fees, loan origination fees, financial advisory fees and structuring fees receivable are not qualifying income for purposes of either gross income test.  In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests.  Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.  In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  We monitor the amount of our nonqualifying income and we manage our portfolio to comply at all times with the gross income tests.  The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.

First, the amount of rent must not be based in whole or in part on the income or profits of any person. Any participating or percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, any participating or percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. Since the rent that we expect to receive will not be based on the lessees’ income or sales, our rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”) other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person.  We do not own any stock or any assets or net profits of any lessee directly. In addition, our charter prohibits transfers of our common stock that would cause us to own actually or constructively, 10% or more of the ownership interests in a lessee.  Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other properties that we acquire in the future, we will not rent any property to a related party tenant.  However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our common stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee other than a TRS at some future date.

As described above, we may own up to 100% of the stock of one or more TRSs.  As an exception to the related party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) the TRS is a qualifying TRS (among other things, it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated), (ii) at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and (iii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.  The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS.  If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant.  Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.”

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each property, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT.  There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fourth, we generally cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income.  However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the related property.  Finally, we may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.  We do not perform any services other than customary ones for our lessees. Furthermore, we have represented that, with respect to other properties that we acquire in the future, we will not perform noncustomary services for the lessees of the property to the extent that the provision of such services would jeopardize our REIT status.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds l5% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status.  If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”  In that case, we might lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

In addition to rent, our lessees are required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.”  However, to the extent that charges described in clause (ii) do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person.  However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision generally will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.  However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the principal amount of the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans that we originate generally will not be secured by a direct interest in real property. Instead, our mezzanine loans generally will be secured by ownership interests in an entity owning real property. In Revenue Procedure 2003-65, the Internal Revenue Service established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.  Although we anticipate that any mezzanine loans that we extend will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make some mezzanine loans that do not qualify for that safe harbor. In those cases, the interest income from the loan will be qualifying income for purposes of the 95% gross income test, but potentially will not be qualifying income for purposes of the 75% gross income test. We will make mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 only to the extent that the interest from those loans, combined with our other nonqualifying income, will not cause us to fail to satisfy the 75% gross income test.

We also may originate construction or development loans. As stated above, in order to determine whether the interest income from a loan is qualifying income for purposes of the gross income tests, we generally compare the loan amount, or the highest principal amount of a loan outstanding during a taxable year, to the loan value, or the fair market value of the real property securing the loan as of the date we agree to originate or acquire the loan.  However, in the case of a construction or development loan, the loan value is equal to the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan, determined as of the date we agree to originate the loan. If we do not make the construction loan but commit to provide long-term financing following completion of construction, the loan value is determined by using the principles for determining the loan value for a construction loan. In addition, if the mortgage on the real property is given as additional security (or as a substitute for other security) for the loan after our commitment to extend the loan is binding, the loan value is equal to the fair market value of the real property when it becomes security for the loan (or, if earlier, when the borrower makes a binding commitment to add or substitute the property as security).

The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally are qualifying income for purposes of both gross income tests.  However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, to the extent that any mezzanine loans that we extend do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but potentially will not be qualifying income for purposes of the 75% gross income test.

Fee Income.  We may receive various fees in connection with our mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% income tests if they are received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits. Therefore, commitment fees generally will be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties, origination fees, and financial advisory fees, are not qualifying income for purposes of either income test. To the extent necessary, one of our TRSs will conduct loan servicing and financial advisory functions that generate fee income that is not qualifying income.  In this case, the income earned by our TRS from these services will not be included for purposes of the REIT gross income tests.

Dividends.  Our share of any dividends received from any corporation (including a TRS but not another REIT) in which we own an equity interest will be qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts.  Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests.  A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements..  We structure our hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business.  We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business.  Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect, from time to time, including those related to a particular asset.  Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction.  We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”  To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our loans through one of our taxable REIT subsidiaries.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.  However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.  Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.  Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury.  This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Foreign Currency Gain.  Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws.  Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.  In addition, as discussed above in “Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.  At least 75% of the value of our total assets must consist of:
•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

Of our investments not included in the 75% asset class:

First, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Second, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Third, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fourth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% and 10% asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.  The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities.  However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•
Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government of any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	Any security issued by a REIT;

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership; or

•
Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Requirements for Qualification-Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in the last two bullet points above.

We believe that all or substantially all of the real property, mortgage loans, and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test.  For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan (determined as described under “Income Tests—Interest” above), a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws.  Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan.  In addition, any mezzanine loan that we extend generally will be secured by ownership interests in an entity owning real property.  We anticipate that most or all of such mezzanine loans will qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test.  See “—Income Tests.”  However, it is possible that we may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities for purposes of the 10% value test.  We will make mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.  Furthermore, to the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test.  Instead, we would be subject to the 5% and 10% asset tests with respect to those debt securities.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests.  There can be no assurance, however, that we will be successful in this effort.  In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times.  Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS will not disagree with these determinations and assert that a lower value is applicable.  If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the immediately preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that, at the end of any calendar quarter in a taxable year, we violate the 5% or 10% asset test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test.  In the event of a more than de minimis failure of any of the asset tests at the end of any calendar quarter in a taxable year, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test and (2) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders.  Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such calendar year,

•	95% of our REIT capital gain income for such calendar year, and

•
the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the distributed amount for that preceding calendar year.  The “grossed up required distribution” for any calendar year is the sum of the taxable income of the REIT for the calendar year (without regard to the deduction for dividends paid) and all amounts from earlier years that are not treated as having been distributed under the provision, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the distributed amount.  The distributed amount is the sum of (i) the deduction for dividends paid during that calendar year, (ii) amounts on which the REIT is required to pay corporate tax, and (iii) the excess, if any, of the distributed amount for the preceding taxable year over the grossed up required distribution for that preceding taxable year.  We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year.  See “Taxation of Taxable U.S. Stockholders.”  If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.  We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.  Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•
We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or subordinated structured interests in net lease assets are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•
We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

•
We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•
We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we may incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis.  As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income.  In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Pursuant to Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions from publicly traded REITs that are paid partly in cash and partly in shares of beneficial interest as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such stockholder’s distribution in cash). Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year.  We may include such deficiency dividends in our deduction for dividends paid for the earlier year.  Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT.  In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We intend to comply with these requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders.  In fact, we would not be required to distribute any amounts to stockholders in that year.  In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income.  Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction.  Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  We cannot predict whether in all circumstances we would qualify for such statutory relief.

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.  In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, including any entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our common stock, the treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Persons that have an indirect interest in shares of common stock through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of our common stock.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.  A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.  In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.”  The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 35% through 2012.  Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations.  Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income.  As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income.  However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, trusts and estates may be subject to a 3.8% Medicare tax.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock.  We generally will designate our capital gain dividends as either 15% or 25% rate distributions.  See “—Capital Gains and Losses.”  A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year.  In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain.  The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid.  The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock.  Instead, the distribution will reduce the adjusted basis of such common stock.  A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.  Instead, these losses are generally carried over by us for potential offset against our future income.  Taxable distributions from us and gain from the disposition of the common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income.  In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations.  We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss.  However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain.  All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases substantially identical common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss.  The highest marginal individual income tax rate currently is 35% through 2012.  The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012.  The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain stockholders that are individuals, estates or trusts may be subject to a 3.8% Medicare tax.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 15% or 25% rate.  Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant.  In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000.  A non-corporate taxpayer may carry forward unused capital losses indefinitely.  A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation.  However, they are subject to taxation on their unrelated business taxable income, or UBTI.  While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust.  Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.  However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.  Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which may require them to characterize distributions that they receive from us as UBTI.  Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI.  Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay or are treated as having paid the dividends.  That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that requires the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either

•	at least one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex.  This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits.  A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax.  However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder.  We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock.  Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock.  A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below.  Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if we are not a domestically controlled qualified investment entity at the time of distribution.  Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%, if we determine that we are not a domestically controlled qualified investment entity.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA.  The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property.  Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Holder.  A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend.  A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to non-U.S. stockholders of common stock that are attributable to our sale of real property are treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) our common stock is “regularly traded” on an established securities market in the United States and (2) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the date of the distribution.  As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.  If the common stock ceases to be regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our common stock at any time during the one-year period preceding the date of the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock.  We cannot assure you that that test will be met.  However, a non-U.S. Holder that owned, actually or constructively, 5% or less of the common stock at all times during a specified testing period will not incur tax under FIRPTA if the common stock is “regularly traded” on an established securities market in the United States.  Because the common stock is regularly traded on an established securities market in the United States, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of our common stock.  If the gain on the sale of the common stock was taxed under FIRPTA, a non-U.S. Holder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals.  Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. stockholder who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

OTHER TAX CONSEQUENCES

Tax Aspects of Our Investment in the Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the operating partnership.  See “Partnership Agreement.”  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Tax Classification.  We will be entitled to include in our income our distributive share of the operating partnership’s income and to deduct our distributive share of the operating partnership’s losses only if the operating partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation.  An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes.  The operating partnership intends to be classified as a partnership for federal income tax purposes and it will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership.  Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns, directly or indirectly, an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation.  We believe that the operating partnership will qualify for the private placement exclusion.

We have not requested and do not intend to request a ruling from the Internal Revenue Service that the operating partnership will be classified as a partnership for federal income tax purposes.  If for any reason the operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT.  See “—Requirements for Qualification—Income Tests” and “—Requirements for Qualification—Asset Tests.”  In addition, any change in the operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.  See “—Requirements for Qualification—Distribution Requirements.”  Further, items of income and deduction of the operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, the operating partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the operating partnership’s taxable income.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides.  The state and local tax treatment may differ from the federal income tax treatment described above.  Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except as described below.  If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities.  The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities offered by this prospectus (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for each issue of the Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	through agents;

•	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers;

•	directly to our stockholders; or

•	through a combination of any such methods of sale.

The securities may be sold in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at-the-market offerings”;

•	at prices relating to prevailing market prices; or

•	at negotiated prices.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters or agents;

•	any underwriters' or agents' discounts or commissions; and

•	any securities exchanges on which the applicable securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account.  The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The obligations of the underwriters to purchase the securities will be subject to certain conditions.

We may sell securities through agents designated by us.  Any agent involved in the offer or sale of the securities pursuant to this prospectus will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.  Additionally, underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities.  Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account.  In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market.  Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the securities above independent market levels.  The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

We also may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others.  The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the securities we may sell may be new issues of securities with no established trading market.  We cannot give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Hunton & Williams LLP.  If legal matters in connection with the offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers of agents, if any, such counsel will be named in the prospectus supplement relating to such offering.  In addition, we have based the description of federal income tax consequences in “Federal Income Tax Consequences of Our Status as a REIT” upon the opinion of Hunton & Williams LLP.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the reports of McGladrey & Pullen, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed.  We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2011

PROSPECTUS

CapLease, Inc.

2,693,900 Shares of Common Stock

We have entered into a sales agreement with Brinson Patrick Securities Corporation, or our sales agent, relating to shares of our common stock.  In accordance with the terms of the sales agreement with Brinson Patrick and this prospectus, we may offer and sell up to 2,693,900 shares of common stock from time to time through Brinson Patrick as our sales agent.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LSE.”  On January 20, 2011, the closing price of our common stock on the NYSE was $ 5.65 per share.

Sales of the shares of our common stock, if any, may be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

Our common stock is subject to an ownership limit of 9.9% of the value or number of all outstanding shares, which is designed to preserve our qualification as a real estate investment trust for federal income tax purposes.  See “Restrictions on Ownership” on page 28 of this prospectus for more information about these restrictions.

The compensation to the sales agent for sales of our common stock will be a commission equal to 1.5% of the gross sales price of the shares sold pursuant to the sales agreement.  Subject to the terms and conditions of the sales agreement, the sales agent will use best efforts to sell the common stock on our behalf.

Our executive offices are located at 1065 Avenue of the Americas, New York, New York 10018.  Our telephone number is (212) 217-6300.  We maintain an Internet web site at http://www.caplease.com.

Before investing in our common stock, you should carefully read and consider the information under “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Brinson Patrick Securities Corporation, or our sales agent, relating to shares of our common stock.  In accordance with the terms of the sales agreement with Brinson Patrick and this prospectus, we may offer and sell up to 2,693,900 shares of common stock from time to time through Brinson Patrick as our sales agent.

Sales of the common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As agent, Brinson Patrick will not engage in any transactions that stabilize our common stock.

When requested to do so by us, Brinson Patrick will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Brinson Patrick.  Subject to the terms and conditions of the sales agreement, Brinson Patrick will use its best efforts to sell the common stock on our behalf. We may instruct Brinson Patrick not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction.  We or Brinson Patrick may suspend the offering of the common stock being made through Brinson Patrick under the sales agreement upon proper notice to the other party.

Brinson Patrick will receive from us a commission equal to 1.5% of the gross sales price of the shares sold under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Brinson Patrick will provide written confirmation to us following the close of trading on the NYSE each day in which common stock is sold under the sales agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Brinson Patrick.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report publicly at least quarterly the number of shares of common stock sold through Brinson Patrick under the sales agreement, the net proceeds to us and the compensation paid by us to Brinson Patrick in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Brinson Patrick may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Brinson Patrick may be deemed to be underwriting commissions.  We have agreed in the sales agreement to provide indemnification and contribution to Brinson Patrick against certain liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering of the shares of common stock payable by us, excluding commissions under the sales agreement, will be approximately $25,000.

We or Brinson Patrick may terminate the sales agreement at any time upon proper notice to the other party.

The information in this prospectus is not complete and may be changed.  We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 20, 2011

PROSPECTUS

CapLease, Inc.

995,100 Shares of 8.125 % Series A Cumulative Redeemable Preferred Stock

We have entered into a sales agreement with Brinson Patrick Securities Corporation, or our sales agent, relating to shares of our 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, which we refer to as our “Series A Preferred Stock.”  In accordance with the terms of the sales agreement and this prospectus, we may offer and sell up to 995,100 shares of our Series A Preferred Stock from time to time through Brinson Patrick as our sales agent.

Our Series A Preferred Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LSE PrA.”   As of  January 20, 2011, the last reported sales price of our Series A Preferred Stock on the NYSE was $ 24.84 per share.

Sales of the shares of our Series A Preferred Stock, if any, may be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.

We will pay to investors cumulative dividends on the Series A Preferred Stock in the amount of $2.03125 per share each year, which is equivalent to 8.125% of the $25.00 liquidation preference per share.  Dividends on the shares of Series A Preferred Stock are payable quarterly in arrears on or about the 15th day of each January, April, July and October.  The shares of Series A Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities.  Holders of shares of Series A Preferred Stock generally have no voting rights, but have limited voting rights if we fail to pay dividends for six or more quarters and under certain other circumstances.

We may, at our option, redeem the Series A Preferred Stock, in whole or in part, by paying $25.00 per share, plus any accrued and unpaid dividends to and including the date of redemption.

Our stock is subject to an ownership limit of 9.9% of the value or number of all outstanding shares, which is designed to preserve our qualification as a real estate investment trust for federal income tax purposes.  See “Restrictions on Ownership” on page 28 of this prospectus for more information about these restrictions.

The compensation to the sales agent for sales of our Series A Preferred Stock will be a commission equal to 1.5% of the gross sales price of the shares sold pursuant to the sales agreement.  Subject to the terms and conditions of the sales agreement, the sales agent will use best efforts to sell the Series A Preferred Stock on our behalf.

Before buying any of these shares of our Series A Preferred Stock, you should carefully consider the risk factors described in “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is

SUPPLEMENTAL RISK FACTORS

An investment in the Series A Preferred Stock involves certain risks, including those described below and in the section entitled “Risk Factors” beginning on page 1 of this prospectus.  Before you invest in the Series A Preferred Stock, you should carefully consider these risks, together with the other information contained in or incorporated by reference in this prospectus.

Our Series A Preferred Stock has not been rated and is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization and is subordinate to all of our existing and future debt.  Our future debt may include restrictions on our ability to pay dividends to preferred stockholders.  Our charter currently authorizes the issuance of up to 100,000,000 shares of preferred stock in one or more series.  Our charter currently authorizes the issuance of up to 500,000,000 shares of common stock.  In addition, our board of directors has the power to reclassify unissued common stock as preferred stock, and to amend our charter, without any action by our stockholders, to increase the aggregate number of shares of our stock or the number of shares of stock of any class or series, including preferred stock, that we have authority to issue.  The issuance of additional preferred stock in parity with or senior to the Series A Preferred Stock would dilute the interests of the holders of the Series A Preferred Stock, and any issuance of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock.  None of the provisions relating to the Series A Preferred Stock affords the holders of the Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series A Preferred Stock, so long as the rights of the Series A Preferred Stock holders are not materially and adversely affected.

As a holder of Series A Preferred Stock you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Stock will be limited.  Shares of our common stock are the only class carrying full voting rights.  Voting rights for holders of Series A Preferred Stock exist primarily with respect to adverse changes in the terms of the Series A Preferred Stock, the creation of additional classes or series of preferred stock that are senior to the Series A Preferred Stock and our failure to pay dividends on the Series A Preferred Stock.

Listing on the New York Stock Exchange does not guarantee a market for our Series A Preferred Stock.

Although the Series A Preferred Stock is listed on the New York Stock Exchange, an active and liquid trading market to sell the Series A Preferred Stock has not developed and may not ever develop or be sustained.  Since the Series A Preferred Stock has no stated maturity date, investors seeking liquidity may be limited to selling their shares in the secondary market.  If an active trading market does not develop, the market price and liquidity of the Series A Preferred Stock may be adversely affected.  Even if an active public market does develop, we cannot guarantee you that the market price for the Series A Preferred Stock will equal or exceed the price you pay for your shares.

The market determines the trading price for the Series A Preferred Stock and may be influenced by many factors, including our history of paying dividends on the Series A Preferred Stock, variations in our financial results, the market for similar securities, investors’ perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions.  Because the Series A Preferred Stock carries a fixed dividend rate, its value in the secondary market will be influenced by changes in interest rates and will tend to move inversely to such changes.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

This discussion supplements the discussion contained under the caption “Federal Income Tax Consequences of Our Status as a REIT” in this prospectus and should be read in conjunction therewith.

Redemption of Series A Preferred Stock

In general, a redemption of the Series A Preferred Stock will be treated under Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”) as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series A Preferred Stock (in which case the redemption will be treated in the same manner as a sale described in “Federal Income Tax Consequences of Our Status as a REIT—Taxation of U.S. Stockholders on the Disposition of Common Stock” in the accompanying prospectus).  The redemption will satisfy such tests and be treated as a sale of the Series A Preferred Stock if the redemption:

•	is “substantially disproportionate” with respect to the holder’s interest in our stock;

•	results in a “complete termination” of the holder’s interest in all classes of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account.  Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of the Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “Federal Income Tax Consequences of Our Status as a REIT—Taxation of Taxable U.S. Stockholders” in the accompanying prospectus.  In that case, a stockholder’s adjusted tax basis in the redeemed Series A Preferred Stock will be transferred to such stockholder’s remaining stock holdings in our company.  If the stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Brinson Patrick Securities Corporation, or our sales agent, relating to shares of our Series A Preferred Stock.  In accordance with the terms of the sales agreement with Brinson Patrick and this prospectus, we may offer and sell up to 995,100 shares of Series A Preferred Stock from time to time through Brinson Patrick as our sales agent.

Sales of the Series A Preferred Stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As agent, Brinson Patrick will not engage in any transactions that stabilize our Series A Preferred Stock.

When requested to do so by us, Brinson Patrick will offer our Series A Preferred Stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Brinson Patrick.  Subject to the terms and conditions of the sales agreement, Brinson Patrick will use its best efforts to sell the Series A Preferred Stock on our behalf. We may instruct Brinson Patrick not to sell Series A Preferred Stock if the sales cannot be effected at or above the price designated by us in any such instruction.  We or Brinson Patrick may suspend the offering of the Series A Preferred Stock being made through Brinson Patrick under the sales agreement upon proper notice to the other party.

Brinson Patrick will receive from us a commission equal to 1.5% of the gross sales price of the shares sold under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Series A Preferred Stock.

Brinson Patrick will provide written confirmation to us following the close of trading on the NYSE each day in which Series A Preferred Stock is sold under the sales agreement. Each confirmation will include the number of shares of Series A Preferred Stock sold on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to Brinson Patrick.

Settlement for sales of Series A Preferred Stock will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report publicly at least quarterly the number of shares of Series A Preferred Stock sold through Brinson Patrick under the sales agreement, the net proceeds to us and the compensation paid by us to Brinson Patrick in connection with the sales of Series A Preferred Stock.

In connection with the sales of Series A Preferred Stock on our behalf, Brinson Patrick may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Brinson Patrick may be deemed to be underwriting commissions.  We have agreed in the sales agreement to provide indemnification and contribution to Brinson Patrick against certain liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering of the shares of Series A Preferred Stock payable by us, excluding commissions under the sales agreement, will be approximately $25,000.

We or Brinson Patrick may terminate the sales agreement at any time upon proper notice to the other party.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered:

Registration Fee	$6,100
Printing and Duplicating Expenses	150,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	250,000
Transfer Agent and/or Trustee Fees	30,000
Miscellaneous	163,900
Total	$750,000

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.  Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter permits us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of our company.  Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.  Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.  The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses.  The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or advanced by the corporation if it shall ultimately be determined that the standard of conduct was not met.

It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable pursuant to Section 14 of such act.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16.	Exhibits

The Exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any to the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 20, 2011.

CAPLEASE, INC.
(Registrant)

By:	/s/ Paul H. McDowell
Paul H. McDowell
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on January 20, 2011.

Signature	Title

/s/ Paul H. McDowell	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Paul H. McDowell

/s/ William R. Pollert	Director and President
William R. Pollert

/s/ Shawn P. Seale	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Shawn P. Seale

/s/ John E. Warch	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
John E. Warch

*	Director
Michael E. Gagliardi

*	Director
Stanley Kreitman

*	Director
Jeffrey F. Rogatz

*	Director
Howard A. Silver

/s/ Paul H. McDowell
Paul H. McDowell
*Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Common Stock Underwriting Agreement
1.2*	Form of Preferred Stock Underwriting Agreement
1.3*	Form of Debt Securities Underwriting Agreement
1.4
Sales Agreement, dated as of October 9, 2009, between the Registrant and Brinson Patrick Securities Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 9, 2009)

1.5
First Amendment to Sales Agreement, dated as of March 17, 2010, between the Registrant and Brinson Patrick Securities Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 17, 2010)

1.6
ATM Equity Offering Sales Agreement, dated as of December 8, 2010, by and among the Registrant, Caplease, LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 8, 2010)

4.1
Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004)

4.2
Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 17, 2005)

4.3	Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 31, 2007)
4.4
Articles of Amendment to Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Securities and Exchange Commission on March 17, 2010)

4.5
Articles of Amendment to Articles Supplementary Establishing the Rights and Preferences of the 8.125% Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K filed with the Securities and Exchange Commission on March 31, 2010)

4.6
Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-11 filed with the Securities and Exchange Commission on March 8, 2004)

4.7	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 31, 2007)
4.8
First Amended and Restated Limited Partnership Agreement of Caplease, LP, dated June 13, 2006 (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 14, 2008 (Registration No. 333-148649))

4.9**	Form of Senior Debt Indenture
4.10**	Form of Senior Debt Security
4.11**	Form of Subordinated Debt Indenture
4.12**	Form of Subordinated Debt Security
5.1**	Opinion of Hunton & Williams LLP regarding the legality of the securities being registered
8.1**	Opinion of Hunton & Williams LLP regarding certain tax matters

Exhibit Number	Description
12.1**	Statement on Computation of Ratios
23.1	Consent of McGladrey & Pullen, LLP
23.2**	Consent of Hunton & Williams LLP (included as part of Exhibit 5.1)
23.3**	Consent of Hunton & Williams LLP (included as part of Exhibit 8.1)
24**	Powers of Attorney
25.1*	Statement as to Eligibility to act as trustee to the Senior Debt Securities
25.2*	Statement as to Eligibility to act as trustee to the Subordinated Debt Securities

*	To be incorporated by reference prior to or in connection with the offering of specific securities.
**	Previously filed.